Exhibit 7.2

                          STOCK SALE AGREEMENT

This agreement is made by and between the Gold & Appel Transfer S.A. (G&A) of British Virgin Islands corporation located at Omar Hodges Building, Wickhams Cay, Road Town, British Virgin Islands and Murray Goldberg (MG), 26 Anthony Drive, Malvern, PA 19355, USA.

The Parties Agree as Follows:

     1. MG warrants that he owns more than 2,000,000 (Two Million) shares of US WATS stock (symbol USWI) and that the shares a free of any liens or encumbrances.

     2. MG agrees to sell G&A 2,000,000 shares of USWI for $1.95 US Dollars per share. Immediately upon the receipt of $3,900,000 (Three Million Nine Hundred Thousand) US Dollars via wire transfer, MG agrees to deliver via overnight courier or in person the stock certificate for the 2,000,000 shares of USWI.

     3.  This agreement shall be interpreted under the laws of Delaware.

     4. All notices required to be delivered under this agreement will be considered delivered if sent via courier with signed receipt to the address above for MG and to the address and contact below for G&A:

                Walt Anderson
                c/o Entree International
                1023 31st Street, NW
                Washington, DC  20007
                Phone 202-467-1189

     5. No party to this agreement may assign or transfer the obligations hereunder.

     10. This agreement is the entire agreement between the parties and can only be changed or modified by mutual agreement in writing signed by both parties.


Murray Goldberg                                Gold & Appel Transfer S.A.

/s/Murray Goldberg                             /s/ Walt Anderson, Power of
                                               Attorney in Fact
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(Signature)                                    (Signature/Title)

7/20/99                                          7/19/99
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Date                                           Date